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                                  EXHIBIT 2.1

                              AGREEMENT OF MERGER

                                    BETWEEN

                                TRIBEWORKS, INC.

                                      AND

                          TRIBEWORKS ACQUISITION CORP.

        AGREEMENT OF MERGER ("Agreement") by and between Tribeworks, Inc., a California corporation ("Tribeworks"), and Tribeworks Acquisition Corp., a Delaware corporation (the "Sub") and a wholly owned subsidiary of Pan World Corporation, a Nevada Corporation ("Pan World").

        WHEREAS, Tribeworks and the Sub have entered into a Plan of Merger, dated August 19, 1999 (the "Plan of Merger"), pursuant to which the Sub is to merge with and into Tribeworks, with Tribeworks as the surviving corporation (the "Surviving Corporation");

        WHEREAS, Surviving Corporation and the Sub are entering into this Agreement pursuant to the terms of the Plan of Merger, to consummate the transactions set forth therein;

        FIRST: The Sub shall be merged into Surviving Corporation.

        SECOND: The Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety in the form attached hereto as Exhibit A.

        THIRD: (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Surviving Corporation (Sub and Surviving Corporation are sometimes referred to herein as the "Constituent Corporations"), (ii) the Articles of Incorporation of Surviving Corporation as amended and restated shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                (b) The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        FOURTH: Upon the effectiveness of the merger, the capital stock of Surviving Corporation and the Sub shall be converted as follows:


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                (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Surviving Corporation or Sub, each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.01 per share, of the Surviving Corporation.

                (b) Each issued and outstanding share of Surviving Corporation Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 2.033537474 shares of fully paid and nonassessable shares of Pan World Common Stock, and each issued and outstanding share of Surviving Corporation Series A Preferred Stock ("Surviving Corporation Preferred Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 2.033537474 shares of fully paid and nonassessable shares of Pan World Common Stock. All such shares of Surviving Corporation Common Stock and Surviving Corporation Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Pan World Common Stock in the case of Surviving Corporation Common Stock or Surviving Corporation Preferred Stock, upon the surrender of such certificates of Surviving Corporation capital stock.

                (c) All options to purchase Surviving Corporation Common Stock (the "Surviving Corporation Options") issued and outstanding under Surviving Corporation's 1999 Equity Incentive Plan (the "Surviving Corporation Stock Option Plan"), whether or not exercisable, whether or not vested, and whether or not performance-based, shall remain outstanding following the Effective Time. At the Effective Time, the Surviving Corporation Options shall, by virtue of the Merger and without any further action on the part of Surviving Corporation or the holder thereof, be assumed by Pan World. Each such Surviving Corporation Option so assumed by Pan World under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Surviving Corporation Stock Option Plan immediately prior to the Effective Time, except that (i) such Surviving Corporation Option will be exercisable for that number of whole shares of Pan World Common Stock equal to the product of the number of shares of Surviving Corporation Common Stock that were issuable upon exercise of such Surviving Corporation Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (defined below) and rounded down to the nearest whole number of shares of Pan World Common Stock, and (ii) the per share exercise price for the shares of Pan World Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Surviving Corporation Common Stock at which such Surviving Corporation Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded down to the nearest whole cent. The Option Exchange Ratio shall be 1.00.

                (d) For purposes of this Agreement, the term "Effective Time" shall mean the time upon which the due and valid filing of this Agreement with the Secretary of State of the State of California has occurred.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Merger to be executed by their respective officers thereunto duly authorized on this 2nd day of November, 1999.


                                            TRIBEWORKS, INC.

                                               /s/ Duncan Kennedy
                                            ------------------------------------
                                            Name: Duncan Kennedy
                                            Title:President

                                               /s/  Arman Pahlavan
                                            ------------------------------------
                                            Name: Arman Pahlavan
                                            Title:Secretary


                                            TRIBEWORKS ACQUISITION CORP.

                                               /s/  Duncan Kennedy
                                            ------------------------------------
                                            Name: Duncan Kennedy
                                            Title:President

                                               /s/  Arman Pahlavan
                                            ------------------------------------
                                            Name: Arman Pahlavan
                                            Title:Secretary



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                                   EXHIBIT A

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                          ----------------------------

                                TRIBEWORKS, INC.

                          ----------------------------


                                   ARTICLE I

        The name of this corporation is Tribeworks Development Corporation (the "Corporation").

                                   ARTICLE II

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

        The Corporation is authorized to issue only one class of shares of stock; and the total number of shares which the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01.

                                   ARTICLE IV

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE V

        The Corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California General Corporation Law for breach of duty to the corporation and its shareholders, in excess of that expressly permitted by said Section 317, under any bylaw, agreement, vote of shareholder of disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. The Corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet on the two sets of conditions set forth in Section 317, as amended. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of this Corporation shall not adversely



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affect any right of protection of an agent of this Corporation existing at the time of such repeal or modification.



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